HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com
_______________________________________________

HERSHA HOSPITALITY TRUST ANNOUNCES
FIRST QUARTER 2018 RESULTS
- Comparable Portfolio RevPAR Growth of 4.6% Ex-Properties under Renovation -
- South Florida and New York City Portfolio RevPAR Growth of 20.3% and 10.3% -
- Exceeds Internal Forecasts & Raises Full-Year 2018 Guidance -

Philadelphia, PA, April 24, 2018 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high quality hotels in urban gateway markets and coastal destinations, today announced results for the first quarter ended March 31, 2018.
First Quarter 2018 Financial Results

Net loss applicable to common shareholders was ($14.1 million), or ($0.36) per diluted common share, in first quarter 2018, compared to net income applicable to common shareholders of $18.7 million, or $0.44 per diluted common share, in first quarter 2017. The decrease in first quarter 2018 net income and net income per diluted common share was primarily due to the gain on disposition of hotel properties and investment in unconsolidated joint ventures in the first quarter of 2017.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “After a very strong fourth quarter in 2017, we are pleased to see continued robust operating results and asset level outperformance in several of our core markets. Our South Florida portfolio benefitted from a resurgence in leisure travel that led to RevPAR growth of over 20% for the second-consecutive quarter. In New York City, comparable portfolio RevPAR grew 10.3%, driven by strong business transient demand resulting in occupancy of 91.6%, the highest first quarter occupancy for our NYC portfolio in our history. We have begun to see indications of stronger corporate travel pace in NYC, which combined with our asset management and cost containment strategies, led to earnings growth for our portfolio in the first quarter. Market tailwinds and revenue management strategies yielded strong results during the quarter and excluding assets under renovation and our Washington, DC cluster, our comparable portfolio generated 11.5% RevPAR growth.”
Mr. Shah continued, “Our capital recycling campaign positions us with a high quality, refreshed, and competitive portfolio with younger, higher growth assets. Our six most recently acquired assets yielded weighted average RevPAR growth of 13.0% in the first quarter, which follows 13.9% growth for these properties in the fourth quarter 2017. We have many properties in the final stages of significant renovations and repositioning. As these projects come to an end we look forward to shifting our focus to driving outperformance from these hotels.”

Adjusted Funds from Operations (“AFFO”) in the first quarter 2018 decreased to $2.7 million as a result of the continued closure of our two South Florida assets and renovation disruption. AFFO per diluted common share and OP Unit in the first quarter 2018 was $0.06. An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures, to GAAP net income, is included at the end of this press release.
First Quarter 2018 Operating Results
Revenue per available room (“RevPAR”) at the Company's 37 comparable hotels increased 0.2% to $154.94 in the first quarter 2018. The Company’s average daily rate (“ADR”) for the comparable hotel portfolio increased 1.9% to $201.41, while occupancy declined 127 basis points to 76.9%. Hotel EBITDA margins for the comparable hotel portfolio declined 140 basis points to 24.8%. Excluding our properties under renovation and our Washington, DC portfolio, which was hindered by difficult year-over-year comps due to the Presidential Inauguration and the government shutdown, our comparable RevPAR grew 11.5% to $173.82 during the first quarter. This growth was aided by a 5.3% ADR increase to $203.99 while occupancy rose 471 basis points to 85.2%. Hotel EBITDA margins for this comparable hotel portfolio grew 250 basis points to 29.4%.

South Florida
The best performing assets during the first quarter were in the Company’s South Florida portfolio, which reported 20.3% RevPAR growth to $229.80. Performance was driven by a resurgence in leisure travel to Miami as waning Zika fears, stronger economic growth and an increase in international inbound tourism continued to drive strong demand. We are eager for our two largest assets in the region, the Cadillac Hotel & Beach Club and Parrot Key Hotel & Resort, to reopen and welcome guests.
New York City and Manhattan
The New York City portfolio, which includes the five boroughs, consisted of nine hotels as of March 31, 2018. In the first quarter 2018, the Company’s comparable New York City hotel portfolio reported RevPAR growth of 10.3% to $169.20, driven by ADR growth of 3.3% and an occupancy increase of 577 basis points to 91.6%, the highest first quarter occupancy for our New York City portfolio in our history. Hotel EBITDA margins for the Company’s comparable New York City portfolio increased 120 basis points during the quarter.
The Company’s comparable Manhattan portfolio, which consisted of six hotels as of March 31, 2018, reported RevPAR growth of 7.1% to $180.77 driven by ADR growth of 3.1% and an occupancy increase of 343 basis points to 91.8%. Hersha’s Manhattan portfolio reported Hotel EBITDA margin growth of 120 basis points in the first quarter 2018. The Company’s comparable Manhattan portfolio has outperformed the Manhattan market in 14 of the previous 17 quarters as a result of a young, well-located and purpose built hotel cluster that appeals to the tastes and preferences of today’s traveler.

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Acquisitions & Dispositions
During the first quarter, the Company purchased the 150-room Annapolis Waterfront Hotel, an Autograph Collection Hotel, for $41.5 million. The acquisition price represented an economic capitalization rate of 8.7% and 10.4x EBITDA multiple, based on trailing twelve-month results. Its unique location, on the waterfront and at the base of the city’s primary demand generators, provides a competitive advantage that enables the hotel to achieve strong occupancies and premium rates in a high barrier-to-entry marketplace. In addition to synergies from our Washington DC hotels, we expect to leverage the capabilities acquired at our 14 other independent and soft branded hotels to drive performance and profitability and enhance the value of the asset.

On the disposition front, we closed on the sale of the 81-room Hampton Inn Financial District, Manhattan for $32.4 million and the Hyatt House in Gaithersburg, MD for $19.0 million. We sold both hotels for a blended economic capitalization rate of 4.3% and 19.9x EBITDA multiple. We have been active on the disposition front over the past two years, selling 19 mature, stabilized hotels at an average economic capitalization rate of 5.9% and 15.1x EBITDA multiple.

Share Repurchase Activity

In the first quarter 2018, the Company repurchased 635,590 common shares for an aggregate repurchase price of $10.8 million at a weighted average price of $17.03. Since January 1, 2014, the Company has repurchased $241.1 million in common shares, representing 22.8% of the January 1, 2014 float. For the three months ended March 31, 2018, our diluted weighted average common shares and partnership units outstanding was 43,462,075.

Financing
As of March 31, 2018, the Company maintained sufficient financial flexibility with $31.6 million of cash and cash equivalents and significant capacity on the Company’s $250 million senior unsecured revolving line of credit. As of March 31, 2018, 67.0% of the Company’s consolidated debt was fixed rate debt or hedged through interest rate swaps and caps. The Company’s total consolidated debt had a weighted average interest rate of approximately 3.93% and a weighted average life-to-maturity of approximately 4.0 years.
On February 6, 2018, the Cindat joint venture successfully refinanced the existing debt on seven assets in Manhattan in the joint venture owned by the Company and Cindat Capital Management Limited. The joint venture entered into a new $300 million senior mortgage loan and $85 million of mezzanine financing and refinanced the existing $285 million senior loan, the $50 million mezzanine loan and redeemed $43.2 million of Hersha’s 9% cumulative redeemable preferred interest in the joint venture.
Dividends
Hersha paid a cash dividend of $0.4297 per Series C Preferred Share, $0.40625 per Series D Preferred Share, and $0.40625 per Series E Preferred Share for the first quarter ending March 31, 2018. The preferred share dividends were paid April 16, 2018 to holders of record as of April 1, 2018.

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The Company also declared cash dividends totaling $0.28 per common share and per limited partnership unit for the first quarter ending March 31, 2018. These common share dividends and limited partnership unit distributions were paid April 13, 2018 to holders of record as of March 29, 2018.
Full-Year 2018 Outlook
The Company is updating its operating and financial expectations for the full-year 2018. The Company’s expectations do not build in any additional acquisitions, dispositions or capital market activities for 2018. Based on management’s current outlook and assumptions regarding the timing of the reopening of our two South Florida assets, the Company’s 2018 operating expectations are as follows:

	Q2 '18 Outlook		2018 Current Outlook		2018 Prior Outlook
($'s in millions except per share amounts)	Low	High	Low	High	Low	High
Net income	$ (1.0)	$ 1.0	$ (22.0)	$ (14.0)	$ 21.0	$ 29.0
Net income per share	$ (0.02)	$ 0.02	$ (0.56)	$ (0.36)	$ 0.51	$ 0.71

Comparable Property RevPAR Growth	2.5%	3.5%	1.5%	3.0%	1.0%	3.0%
Comparable Property EBITDA Margins	-0.75%	0.00%	-0.50%	0.50%	-0.50%	0.50%

Adjusted EBITDA	$ 49.5	$ 51.5	$ 162.0	$ 170.0	$ 159.0	$ 167.0

Adjusted FFO	$ 30.0	$ 32.0	$ 85.0	$ 93.0	$ 82.0	$ 90.0
Adjusted FFO per share	$ 0.70	$ 0.74	$ 1.96	$ 2.14	$ 1.89	$ 2.07

*For detailed reconciliations of the Company’s 2018 operating expectations, please see “Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook”

First Quarter 2018 Conference Call
The Company will host a conference call to discuss these results at 9:00 a.m. Eastern Time on Wednesday, April 25, 2018. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.
A live audio webcast of the conference call will be available on the Company’s website at www.hersha.com. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 2739473 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 a.m. Eastern Time on Wednesday, April 25, 2018, through 11:59 pm Eastern Time on Thursday, May 24, 2018. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international participants. The passcode for the replay is 10117602. A replay of the webcast will be available on the Company’s website for a limited time.

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About Hersha Hospitality Trust
Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high quality upscale hotels in urban gateway markets and coastal destinations. The Company's 49 hotels totaling 7,653 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”
Non-GAAP Financial Measures
An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements
Certain matters within this press release are discussed using “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements may include statements related to, among other things: the Company’s 2018 outlook for net income attributable to common shareholders, net income per weighted average common share and OP Units outstanding, Adjusted EBITDA, AFFO, AFFO per weighted average common share and OP Units outstanding, consolidated and comparable RevPAR growth and consolidated and comparable Hotel EBITDA margin growth, economic and other assumptions underlying the Company’s 2018 outlook and assumptions regarding economic growth, labor markets, real estate values, lodging fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, return capital to its shareholders, whether in the form of increased dividends or otherwise, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the Company’s ability to reopen hotels damaged by Hurricane Irma on the terms and timing it expects, the recovery of the South Florida leisure market and the timing of the reopening of the Miami Beach Convention Center, the Company’s ability to implement its business strategies for The Annapolis Waterfront Hotel on the terms and timing it expects, the Company’s forecasts of performance and future yields for The Annapolis Waterfront Hotel, the Company’s expectations for the long-term performance of the Annapolis market and the risks associated with a lack of market knowledge or understanding of the local economy, ability to forge new business relationships and lack of experience with local government and permitting procedures when entering a new market, the Company’s expectations regarding foreign exchange rates and the Company’s ability to increase margins, including hotel EBITDA margins. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to

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inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of April 24, 2018, and the Company undertakes no duty to update this information unless required by law.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2018	December 31, 2016
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$2,033,555	$2,009,572
Investment in Unconsolidated Joint Ventures	3,368	3,569
Cash and Cash Equivalents	31,620	17,945
Escrow Deposits	7,974	7,641
Hotel Accounts Receivable, Net of Allowance for Doubtful Accounts of $68 and $49	11,774	11,999
Due from Related Parties	5,385	5,322
Intangible Assets, Net of Accumulated Amortization of $6,940 and $6,598	16,184	16,388
Other Assets	49,078	49,913
Hotel Assets Held for Sale	—	15,987
Total Assets	$2,158,938	$2,138,336

Liabilities and Equity:
Line of Credit	$36,000	$16,100
Unsecured Term Loan, Net of Unamortized Deferred Financing Costs	697,638	715,449
Unsecured Notes Payable, Net of Unamortized Deferred Financing Costs	53,794	53,781
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	307,283	307,683
Accounts Payable, Accrued Expenses and Other Liabilities	58,772	58,770
Dividends and Distributions Payable	17,110	17,115
Deferred Gain on Disposition of Hotel Assets	—	81,284
Total Liabilities	$1,170,597	$1,250,182

Equity:
Shareholders' Equity:
Preferred Shares: $.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at March 31, 2018, and 3,000,000 Series C, 7,701,700 Series D and 4,000,000 Series E Shares Issued and Outstanding at December 31, 2017, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at March 31, 2018 and December 31, 2017; 39,329,445 and 39,916,661 Shares Issued and Outstanding at March 31, 2018 and December 31, 2017, respectively	394	399
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at March 31, 2018 and December 31, 2017	—	—
Accumulated Other Comprehensive Income	7,117	3,749
Additional Paid-in Capital	1,154,904	1,164,946
Distributions in Excess of Net Income	(237,248)	(335,373)
Total Shareholders' Equity	925,314	833,868

Noncontrolling Interests:
Noncontrolling Interests - Common Units and LTIP Units	63,027	54,286

Total Equity	988,341	888,154

Total Liabilities and Equity	$2,158,938	$2,138,336

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2018	March 31, 2017
Revenues:
Hotel Operating Revenues:
Room	$79,048	$90,769
Food & Beverage	13,538	10,736
Other Operating Revenues	6,929	6,447
Total Hotel Operating Revenues	99,515	107,952
Other Revenue	124	46
Total Revenues	99,639	107,998

Operating Expenses:
Hotel Operating Expenses:
Room	19,356	21,304
Food & Beverage	11,851	9,557
Other Operating Revenues	35,575	36,406
Total Hotel Operating Expenses	66,782	67,267
Hotel Ground Rent	928	807
Real Estate and Personal Property Taxes and Property Insurance	8,292	7,626
General and Administrative	3,485	3,196
Share Based Compensation	1,606	1,429
Acquisition and Terminated Transaction Costs	—	700
Depreciation and Amortization	21,539	19,462
Total Operating Expenses	102,632	100,487

Operating Income	(2,993)	7,511

Interest Income	25	125
Interest Expense	(11,372)	(9,849)
Other Expense	(657)	(399)
Gain on Disposition of Hotel Properties	3,417	18,731
Loss on Debt Extinguishment	(22)	(274)
(Loss) Income before Results from Unconsolidated Joint Venture Investments and Income Taxes	(11,602)	15,845

Unconsolidated Joint Ventures
Loss from Unconsolidated Joint Ventures	(201)	(3,886)
Gain from Remeasurement of Investment in Unconsolidated Joint Venture	—	16,239
(Loss) Income from Unconsolidated Joint Venture Investments	(201)	12,353

(Loss) Income before Income Taxes	(11,803)	28,198

Income Tax Benefit (Expense)	2,655	(2,243)

Net (Loss) Income	(9,148)	25,955

Loss (Income) Allocated to Noncontrolling Interests	1,104	(1,181)
Preferred Distributions	(6,044)	(6,042)

Net (Loss) Income Applicable to Common Shareholders	$(14,088)	$18,732

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	Three Months Ended
	March 31, 2018	March 31, 2017
Earnings per Share:
BASIC
Net (Loss) Income Applicable to Common Shareholders	$(0.36)	$0.45

DILUTED
Net (Loss) Income Applicable to Common Shareholders	$(0.36)	$0.44

Weighted Average Common Shares Outstanding:
Basic	39,636,166	41,716,958
Diluted	39,636,166	42,110,911

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Non-GAAP Measures
FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as loss from impairment of assets and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back non-cash share based compensation expense;

•	adding back acquisition and terminated transaction expenses;

•	adding back contingent considerations;

•	adding back amortization of deferred financing costs;

•	adding back adjustments for the amortization of discounts and premiums;

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;

•	adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and

•	adding back unconsolidated joint venture management company transaction costs and state and local tax expense related to prior period assessment.

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FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. Certain amounts related to depreciation and amortization and depreciation and amortization from discontinued operations in the prior year FFO reconciliation have been recast to conform to the current year presentation. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2018	March 31, 2017

Net (loss) income applicable to common shares	$(14,088)	$18,732
(Loss) income allocated to noncontrolling interest	(1,104)	1,181
(Income) loss from unconsolidated joint ventures	201	(12,353)
Gain on disposition of hotel properties	(3,417)	(18,731)
Depreciation and amortization	21,539	19,462
Funds from consolidated hotel operations applicable to common shares and Partnership units	3,131	8,291

(Loss) income from unconsolidated joint venture investments	(201)	12,353
Income from remeasurement of investment in unconsolidated joint ventures	—	(16,239)
Unrecognized pro rata interest in (loss) income	(4,060)	3,184
Depreciation and amortization of difference between purchase price and historical cost	24	(302)
Interest in depreciation and amortization of unconsolidated joint ventures	1,052	950
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(3,185)	(54)

Funds from Operations applicable to common shares and Partnership units	(54)	8,237

Interest in amortization of deferred financing costs of unconsolidated joint venture	2,504	367
Deferred financing costs and debt premium written off in debt extinguishment	22	274
Non-cash share based compensation expense	1,606	1,429
Straight-line amortization of ground lease expense	230	159
Acquisition and terminated transaction costs	—	700
Net operating loss incurred on non-operating properties	589	—
Income tax (benefit) expense	(2,655)	2,243
Amortization of deferred financing costs	558	648
Amortization of discounts and premiums	(126)	(174)

Adjusted Funds from Operations	$2,674	$13,883

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.06	$0.31

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43,462,075	44,741,968

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties. (Adjusted EBITDA).

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

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HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2018	March 31, 2017

Net (loss) income	$(9,148)	$25,955
(Income) loss from unconsolidated joint ventures	201	(12,353)
Interest expense	11,372	9,849
Non-operating interest income	(25)	(125)
Income tax (benefit) expense	(2,655)	2,243
Depreciation and amortization	21,539	19,462
Gain on disposition of hotel properties	(3,417)	(18,731)

EBITDAre from consolidated hotel operations	17,867	26,300

(Loss) income from unconsolidated joint venture investments	(201)	12,353
Gain on remeasurement of investment in unconsolidated joint venture	—	(16,239)
Unrecognized pro rata interest in (loss) income	(4,060)	3,185
Depreciation and amortization of difference between purchase price and historical cost	24	(302)
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,652	2,095

EBITDAre from unconsolidated joint venture operations	(1,585)	1,092

EBITDAre	16,282	27,392

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	2,504	367
Deferred financing costs and debt premium written off in debt extinguishment	22	274
Non-cash share based compensation expense	1,606	1,429
Straight-line amortization of ground lease expense	230	159
Acquisition and terminated transaction costs	—	700
Net operating loss incurred on non-operating properties	589	—

Adjusted EBITDA	$21,233	$30,321

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended
	March 31, 2018	March 31, 2017

Operating income	$(2,993)	$7,511
Other revenue	(124)	(46)
Depreciation and amortization	21,539	19,462
General and administrative	3,485	3,196
Share based compensation	1,606	1,429
Acquisition and terminated transaction costs	—	700
Straight-line amortization of ground lease expense	230	159
Other	(75)	(164)

Hotel EBITDA	$23,668	$32,247

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Reconciliation of Non-GAAP Financial Measures Included in 2018 Outlook

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	2018 Outlook
(in millions, except shares and per share data)	Low	High
Net loss applicable to common shares	$(22.0)	$(14.0)
Loss allocated to noncontrolling interest	(1.6)	(1.0)
Income from unconsolidated joint ventures	(1.7)	(1.7)
Gain on disposition of hotel properties	(3.4)	(3.4)
Depreciation and amortization	89.7	89.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	60.9	69.5

Income from unconsolidated joint venture investments	1.7	1.7
Unrecognized pro rata interest in loss	(3.4)	(3.4)
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Interest in depreciation and amortization	4.2	4.2
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2.7	2.7

Funds from Operations applicable to common shares and Partnership units	63.6	72.2

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	2.5	2.5
Non-cash share based compensation expense	10.9	10.9
Straight-line amortization of ground lease expense	0.9	0.9
Net operating loss incurred on non-operating properties	2.5	2.5
Income tax expense	1.8	1.8
Amortization of deferred financing costs	2.2	2.2
Amortization of discounts and premiums	(0.5)	(0.5)
Other	1.0	0.4
Adjusted Funds from Operations	$85.0	$93.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$1.96	$2.14

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.4	43.4

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Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

	Q2 2018 Outlook
(in millions, except shares and per share data)	Low	High
Net (loss) income applicable to common shares	$(1.0)	$1.0
(Loss) income allocated to noncontrolling interest	(0.1)	0.1
Income from unconsolidated joint ventures	(0.7)	(0.7)
Gain on disposition of hotel properties	0	0
Depreciation and amortization	22.7	22.7
Funds from consolidated hotel operations applicable to common shares and Partnership units	21.0	23.1

Income from unconsolidated joint venture investments	0.7	0.7
Unrecognized pro rata interest in income	0.1	0.1
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Interest in depreciation and amortization	1.1	1.1
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	1.9	1.9

Funds from Operations applicable to common shares and Partnership units	22.9	25.0

Non-cash share based compensation expense	3.0	3.0
Straight-line amortization of ground lease expense	0.2	0.2
Net operating loss incurred on non-operating properties	1.9	1.9
Income tax expense	1.7	1.7
Amortization of deferred financing costs	0.6	0.6
Other	(0.2)	(0.4)
Adjusted Funds from Operations	$30.0	$32.0

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.70	$0.74

Diluted Weighted Average Common Shares and Partnership Units Outstanding	43.4	43.4

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Adjusted EBITDA
	2018 Outlook
($'s in millions except per share amounts)	Low	High
Net Loss	$1.0	9.0
Income from unconsolidated joint ventures	(1.7)	(1.7)
Interest expense	47.2	47.2
Non-operating interest income	(0.1)	(0.1)
Income tax expense	1.5	1.8
Depreciation and amortization	89.7	89.7
Gain on disposition of hotel properties	(3.4)	(3.4)
EBITDAre from consolidated hotel operations	134.2	142.5

Income (loss) from unconsolidated joint venture investments	1.7	1.7
Add:
Unrecognized pro rata interest in loss	(3.4)	(3.4)
Depreciation and amortization of difference between purchase price and historical cost	0.1	0.1
Adjustment for interest in interest expense, depreciation and amortization	11.3	11.3
EBITDAre from unconsolidated joint venture hotel operations	9.8	9.8

EBITDAre	143.9	152.3

Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	2.5	2.5
Non-cash share based compensation expense	10.9	10.9
Straight-line amortization of ground lease expense	0.9	0.9
Net operating loss incurred on non-operating properties	2.5	2.5
Other	1.2	0.9
Adjusted EBITDA	$162.0	$170.0

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Adjusted EBITDA
	Q2 2018 Outlook
($'s in millions except per share amounts)	Low	High
Net income	$5.0	$7.0
Income from unconsolidated joint ventures	(0.7)	(0.7)
Interest expense	11.7	11.7
Non-operating interest income	(0.03)	(0.03)
Income tax expense	1.7	1.7
Depreciation and amortization	22.7	22.7
EBITDAre from consolidated hotel operations	40.4	42.4

Income from unconsolidated joint venture investments	0.7	0.7
Add:
Unrecognized pro rata interest in income	0.1	0.1
Depreciation and amortization of difference between purchase price and historical cost	0.02	0.02
Adjustment for interest in interest expense, depreciation and amortization	2.8	2.8
EBITDAre from unconsolidated joint venture hotel operations	3.7	3.7

EBITDAre	44.1	46.1

Non-cash share based compensation expense	3.0	3.0
Straight-line amortization of ground lease expense	0.2	0.2
Net operating loss incurred on non-operating properties	1.9	1.9
Other	0.3	0.3
Adjusted EBITDA	$49.5	$51.5

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Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact:
Ashish Parikh, Chief Financial Officer
Greg Costa, Manager of Investor Relations & Finance
Phone: 215-238-1046

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